Exhibit 99.1



                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF GEORGIA
                               SAVANNAH DIVISION

In re:                                      )        Case No.  05-40129
                                            )        Jointly Administered
FRIEDMAN'S, INC., et al.,                   )        Chapter 11
                  -- --                     )
                                            )        Hon. Lamar W. Davis, Jr.
         Debtors.                           )


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                   FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
       ORDER UNDER 11 U.S.C. ss.ss. 1129(a) AND (b) AND FED. R. BANKR. P.
                3020 CONFIRMING THE FIRST AMENDED JOINT PLAN OF
                 REORGANIZATION OF FRIEDMAN'S, INC. AND CERTAIN
           AFFILIATES, DEBTORS AND DEBTORS-IN-POSSESSION, AS MODIFIED


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         Upon the motion, dated August 19, 2005 (the "Motion"), of Friedman's,
Inc. ("Friedman's") and certain of its subsidiaries and affiliates (the "Affiliate Debtors"),(1) debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), for the entry of an order approving the Debtors' Disclosure Statement (as defined below); determining the treatment of certain claims for notice and voting purposes; establishing a record date for voting and solicitation purposes and procedures for filing objections to the First Amended Joint Plan of Reorganization of Friedman's, Inc. and Its Affiliated Debtors and Debtors-in-Possession (Docket No. 1042) (the "Original Plan")(2) and temporary allowance of claims for voting purposes; and approving solicitation procedures for confirmation and seeking confirmation of the Plan (defined below); and based upon (i) the Court's review of the Affidavits of Publication of Confirmation Hearing Notice (Docket Nos. 1169-1173), the Affidavit of Christopher R. Schepper of Kurtzman Carson


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(1)  The Debtors are the following entities: FCJV Holding Corp., FI Stores
     Limited Partnership, Friedman's Beneficiary, Inc., Friedman's Florida Partnership, Friedman's Holding Corp., Friedman's Management Corp., Friedman's Inc., and Friedman's Investments LLC.

(2) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Original Plan. Any term used in the Original Plan or this order (the "Confirmation Order") that is not defined in the Original Plan or this Confirmation Order, but that is used in the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.


Consultants LLC Regarding Mailing of the Solicitation Packages (Docket No.
1160) (the "Solicitation Affidavit"), the Affidavit of Christopher R. Schepper of Kurtzman Carson Consultants LLC Regarding Tabulation of Votes on First Amended Joint Plan of Reorganization of Friedman's, Inc. and Its Affiliated Debtors and Debtors-in-Possession (the "Voting Report"), (ii) the Memorandum of Law in Support of Confirmation of the Debtors' Plan of Reorganization as modified by the modifications set forth herein (a copy of such plan is attached hereto as Exhibit A, (the "Plan")), (iii) the Declarations of Sam Cusano (the "Cusano Declaration"), Bruce Breedlove (the "Breedlove Declaration"), Steven Zeringue (the "Zeringue Declaration"), Salvatore LoBiondo, Jr. (the "LoBiondo Declaration"), and William Q. Derrough (the "Derrough Declaration") in support of Confirmation of the Plan filed by the Debtors on November 17, 2005, (iv) all of the evidence proffered or adduced at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing (as defined below), and (v) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good and sufficient cause appearing therefor, the Court hereby makes the following findings of fact and conclusions of law.(3)


-------------------

(3) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.
     R. Bankr. P. 7052.

                  THE COURT FINDS AND CONCLUDES THAT:

         A. Filing Of First Amended Plan. On September 19, 2005, the Debtors filed the Original Plan and the Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of Friedman's, Inc. and Its Affiliated Debtors and Debtors-in-Possession (as transmitted to parties-in-interest, the "Disclosure Statement").

         B. Solicitation Procedures Order. On September 22, 2005, the Court entered an order (the "Solicitation Procedures Order") that, among other things, (i) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Fed.
R. Bankr. P. 3017, (ii) fixed November 21, 2005, as the date for the commencement of the hearing to consider confirmation of the Original Plan (the "Confirmation Hearing"), (iii) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and (iv) established certain procedures for soliciting and tabulating votes with respect to the Original Plan.

         C. Transmittal Of Solicitation Packages. The Confirmation Hearing Notice, the Disclosure Statement, the Original Plan, the Solicitation Procedures Order, the Unsecured Creditors' Committee's solicitation statement with respect to the Original Plan and, as to Classes 1, 4(a), 4(b), 5, and 6 (collectively, the "Voting Classes"), a ballot and return envelope (such ballot and envelope being referred to as a "Ballot"), were transmitted in accordance with Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order, all as set forth in the Solicitation Affidavit. In addition, as to Classes 8 and 9, the Notice of Nonvoting Status was transmitted in accordance with Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order, all as set forth in the Solicitation Affidavit.

         D. Publication Of Confirmation Hearing Notice. The Debtors published the Confirmation Hearing Notice in the Wall Street Journal, New York Times, USA Today, Atlanta Journal Constitution, and Savannah Morning News on September 29, 2005, as evidenced by the Affidavits of Publication of Confirmation Hearing Notice.

         E. Voting Reports. On November 17, 2005, the Debtors filed the Voting Report (Undocketed), certifying the method and results of the Ballot tabulation for each of the Voting Classes voting to accept or reject the Original Plan.

         F. Bankruptcy Rule 3018(a) Stipulations. Prior to the Confirmation Hearing, Capital Factors filed a motion for temporary allowance of claims for voting purposes pursuant to Bankruptcy Rule 3018(a) (the "3018(a) Motion"). A stipulation was filed with the Court pursuant to Bankruptcy Rule 3018(a) (the "3018(a) Stipulation") in which Capital Factors and the Debtors stipulated and the Court ordered that its Claim be temporarily allowed for voting purposes only.

         G. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2), and the Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

         H. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

         I. Transmittal And Mailing Of Materials; Notice. Due, adequate and sufficient notice of the Disclosure Statement and Plan and of the Confirmation Hearing, along with all deadlines for voting on or filing objections to the Plan, has been given to all known holders of Claims in accordance with the procedures set forth in the Solicitation Procedures Order. The Disclosure Statement, Original Plan, Ballots, Solicitation Procedures Order, Confirmation Hearing Notice, Unimpaired Creditors Notice, Notice of Nonvoting Status, and the Unsecured Creditors' Committee's solicitation statement with respect to the Original Plan were transmitted and served in substantial compliance with the Solicitation Procedures Order and the Bankruptcy Rules, such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required.

         J. Solicitation. Votes for acceptance or rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Procedures Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations.

         K. Ballots. All procedures used to distribute solicitation materials to the applicable holders of Claims and Interests and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the Southern District of Georgia, Savannah Division, and all other applicable rules, laws, and regulations.

         L. Impaired Classes That Have Voted To Accept The Plan. As evidenced by the Voting Report, which certified both the method and results of the voting, pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code, at least one Impaired Class of Claims, determined without including any acceptance by an insider of any of the Debtors, has voted to accept the Plan.

         M. Classes Deemed To Have Rejected The Plan. Holders of Claims and Interests in Classes 8 and 9 are not entitled to receive any distribution under the Plan on account of their Claims and Interests. Pursuant to Section 1126(g) of the Bankruptcy Code, each of such Classes is conclusively presumed to have rejected the Plan, and the votes of Claimholders and Interestholders in such Classes therefore were not solicited.

         N. Burden Of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code, by a preponderance of the evidence, which is the applicable evidentiary standard in this Court. The Court also finds that the Debtors have satisfied the elements of sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

         O. Plan Compliance With Bankruptcy Code (11 U.S.C. 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                  1. Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to Administrative Claims and Priority Tax Claims (which are not required to be classified), Article III of the Plan designates nine (9) Classes of Claims and one (1) Class of Interests. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                  2. Specification Of Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)). Article 4.1 of the Plan specifies the Classes of Claims that are Unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

                  3. Specification Of Treatment Of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Article 4.2 of the Plan specifies the Classes of Claims and Interests that are Impaired under the Plan. Article V of the Plan specifies the treatment of Claims and Interests in all such Classes. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

                  4. No Discrimination (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment for each Claim in each respective Class unless the holder of a particular Claim has agreed to less favorable treatment with respect to such Claim. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

                  5. Implementation Of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan, including, without limitation, (a) the continued corporate existence of the Debtors; (b) the corporate constituent documents that will govern the Reorganized Debtors after the Effective Date; (c) entry into the Exit Financing Facility and the Investment Agreement; (d) issuance of the New Common Stock; and (e) the execution, delivery, filing or recording of all contracts, instruments, releases, indentures, and other agreements or documents related to the foregoing. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

                  6. Prohibition Against Issuance Of Non-Voting Equity Securities And Provisions For Voting Power Of Classes Of Securities (11 U.S.C. ss. 1123(a)(6)). Article 7.4 of the Plan provides that the articles of incorporation of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Such statutory provisions have been incorporated into the articles of incorporation of the Reorganized Debtors, as set forth in Plan Exhibit A and Plan Exhibit B.

                  7. Selection Of Officers, Directors And The Trustee (11 U.S.C. ss. 1123(a)(7)). In Article 7.5 and Article 7.6 of the Plan, as identified publicly prior to the Confirmation Hearing, or as otherwise announced at the Confirmation Hearing, the Debtors properly and adequately disclosed or otherwise identified the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtors. The appointment or employment of such individuals or entities and the proposed compensation and indemnification arrangements for officers and directors are consistent with the interests of Claimholders and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

                  8. Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Plan's provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to holders of Claims, (b) the disposition of executory contracts and unexpired leases, (c) the retention of, and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not waived and released under the Plan, (d) resolution of Disputed Claims, (e) allowance of certain Claims, (f) indemnification obligations, (g) releases by the Debtors and Debtors-in-Possession, and (h) releases by holders of Claims and Interests.

                  9. Fed. R. Bankr. P. 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a).

         P. Debtors Compliance With Bankruptcy Code (11 U.S.C. 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. The Debtors have complied with the applicable provisions of the Bankruptcy Code, including as provided or permitted by orders of the Court. The Debtors also have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices, and in soliciting and tabulating votes on the Plan.

         Q. Plan Proposed In Good Faith (11 U.S.C. 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of each of the Debtors and the recovery to Claimholders under the circumstances of these cases.

         R. Payments For Services Or Costs And Expenses (11 U.S.C. 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including all administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. Any amounts allocated by the Debtors for the payment of such services, costs and expenses, or any recoveries or disgorgements subsequently ordered by the Court on account of payments to professionals prior to final allowance of such amounts shall constitute assets owned exclusively by the Reorganized Debtors except as otherwise provided in Article 10.2(c) of the Plan.

         S. Directors, Officers, And Insiders (11 U.S.C. 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the initial officers of the Reorganized Debtors. The Debtors also have disclosed the manner for selection of the initial board of directors of the Reorganized Debtors. In addition, members of the board of directors were or will be designated by the Plan Investor in accordance with Article 7.5(b) of the Plan; provided, however, that Reorganized Friedman's reserves the right to identify new officers and members of the board of directors of Reorganized Friedman's at any time thereafter in accordance with any settlement contemplated by Article 13.2(d) of the Plan or otherwise. The existing senior officers and members of the boards of directors of each of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date; provided, however, that Reorganized Friedman's reserves the right to identify new officers and members of the board of directors of each such Affiliate Debtors at any time thereafter in accordance with any settlement contemplated by Article 13.2(d) of the Plan or otherwise. On November 4, 2005, the Debtors filed Plan Exhibit I which describes Assumed Employee-Related Agreements, including various employee compensation and benefit programs as well as severance and indemnification agreements assumed by the Debtors. Accordingly, because the Debtors have fully disclosed compensation to be paid to management in Plan Exhibit I, the requirements of section 1129(a)(5) of the Bankruptcy Code have been met.

         T. No Rate Changes (11 U.S.C. 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

         U. Best Interests Test (11 U.S.C. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis in Appendix B to the Disclosure Statement, the LoBiondo Declaration, and evidence adduced at the Confirmation Hearing (1) are persuasive, credible and accurate as of the dates such evidence was prepared, presented, or proffered, (2) either have not been controverted by other persuasive evidence or sufficiently challenged, (3) are based upon reasonable and sound assumptions, (4) provide a reasonable estimate of the liquidation values of the Debtors upon conversion to a case under chapter 7 of the Bankruptcy Code, and (5) establish that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         V. Acceptance By Impaired Classes (11 U.S.C. 1129(a)(8)). All voting Impaired Classes have voted to accept the Plan. Classes 8 and 9 are deemed to have rejected the Plan and, accordingly, confirmation is sought pursuant to 11 U.S.C. ss. 1129(b).

         W. Treatment Of Administrative And Priority Tax Claims And Other Priority Claims (11 U.S.C. 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

         X. Acceptance By Impaired Class (11 U.S.C. 1129(a)(10)). At least one Class of Impaired Claims has voted to accept the Plan and, to the best of the Debtors' knowledge, does not contain "insiders" of any significant magnitude. Thus, section 1129(a)(10) of the Bankruptcy Code is satisfied.

         Y. Feasibility (11 U.S.C. 1129(a)(11)). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The financial projections in Appendix C to the Disclosure Statement, the Cusano Declaration, the Breedlove Declaration, the LoBiondo Declaration, the Derrough Declaration, and evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) either have not been controverted by other persuasive evidence or sufficiently challenged in any of the objections to the Plan, (iii) are based on reasonable and sound assumptions, and (iv) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or the Reorganized Debtors.

         Z. Payment Of Fees (11 U.S.C. 1129(a)(12)). The Debtors have paid or, pursuant to Article 1.1, 2.1, and 15.2 of the Plan, will pay by the Effective Date fees payable under 28 U.S.C. ss. 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

         AA. Continuation Of Retiree Benefits (11 U.S.C. 1129(a)(13)). As required by section 1129(a)(13) of the Bankruptcy Code, Article 7.7 of the Plan provides that, following the Effective Date of the Plan, the payment of any retiree benefits (as defined in section 1114 of the Bankruptcy Code) will continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the entry of this Confirmation Order, for the duration of the periods the Debtors have obligated themselves to provide such benefits.

         AB. Section 1129(b) Confirmation Of The Plan Over Nonacceptance Of Impaired Classes. Classes 8 and 9 (the "Deemed Rejection Classes") are Impaired Classes of Claims and Interests that are deemed to have rejected the Plan pursuant to 11 U.S.C. ss. 1126(g). Pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8), with respect to such Classes, have been met. With respect to the Deemed Rejection Classes, no holders of Claims or Interests junior to the holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests, and, as evidenced by the uncontroverted valuations and estimates contained in the Disclosure Statement and put into evidence at the Confirmation Hearing, no Class of Claims or Interests senior to any such Classes is receiving more than full payment on account of such Claims or Interests. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code.

         AC. Principal Purpose Of Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e).

         AD. Modifications To The Plan. The modifications to the Original Plan described and/or set forth beginning at paragraph 55 hereof constitute technical changes and/or changes with respect to particular Claims by agreement with holders of such Claims, and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Original Plan.

         AE. Good Faith Solicitation (11 U.S.C. 1125(e)). The Debtors and their agents, representatives, attorneys, and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Solicitation Procedures Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article 12.8 of the Plan.

         AF. The Reorganized Debtors Will Not Be Insolvent Nor Left With Unreasonably Small Capital. As of the occurrence of the Effective Date and after taking into account the transactions contemplated by the Plan, on a consolidated basis, (1) the fair saleable value of the property of the Reorganized Debtors will be not less than the amount that will be required to pay the probable liabilities on the Reorganized Debtors' then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Reorganized Debtors and (2) the Reorganized Debtors' capital is not unreasonably small in relation to their business or any contemplated or undertaken transaction.

         AG. Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article VIII of the Plan. Each assumption or rejection of an executory contract or unexpired lease pursuant to Article 8.1 of the Plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         AH. Adequate Assurance. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each of the assumed contracts and leases which are being assumed by the Debtors pursuant to the Plan.

         AI. Releases And Discharges. The releases and discharges of Claims and Causes of Action described in Article XII of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of holders of Claims, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan: (1) is within the jurisdiction of the Court under 28 U.S.C. ss.ss. 1334(a), (b), and (d); (2) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (3) is an integral element of the transactions incorporated into the Plan; (4) confers material benefit on, and is in the best interest of, the Debtors, their estates and their creditors; (5) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and
(6) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

         AJ. Conditions To Confirmation. The conditions to Confirmation set forth in Article 13.1 of the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order.

         AK. Conditions To Consummation. Each of the conditions to the Effective Date, as set forth in Article 13.2 of the Plan, is reasonably likely to be satisfied. The conditions to the Effective Date, set forth in Article
13.2 of the Plan, shall be subject to waiver by the Debtors and the Plan Investor, after consultation with the Creditors' Committee, without any further notice to parties-in-interest or the Court and without a hearing.

         AL. Retention Of Jurisdiction. The Court properly may retain jurisdiction over the matters set forth in Article XIV of the Plan.

         AM. Agreements And Other Documents. The Debtors have made adequate and sufficient disclosure of: (1) the adoption of new or amended and restated certificates of incorporation and bylaws or similar constituent documents for the Reorganized Debtors; (2) the distributions to be made pursuant to the Plan;
(3) the issuance for distribution, in accordance with the terms of the Plan, of the New Common Stock; (4) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (5) the adoption, execution and implementation of employment and indemnification agreements, and other employee plans and related agreements; and (6) the other matters provided for under the Plan involving the corporate structure of the Reorganized Debtors.

         AN. Exit Financing Facility. The Exit Financing Facility is an essential element of the Plan and entry into the Exit Financing Facility is in the best interests of the Debtors, their estates and their creditors. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Financing Facility Agreement on the terms and in the form set forth in Exhibit C to the Plan, or in a form substantially similar thereto. The Debtors have provided sufficient and adequate notice of the Exit Financing Facility, including any material modifications to the Exit Financing Facility or to the commitment letter with respect thereto, to all parties-in-interest, including, without limitation, the DIP Agent, the Plan Investor and the Creditors' Committee. All documents necessary to implement the Plan including, without limitation, the Exit Financing Facility Agreement, shall, upon execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

         AO. Investment Agreement. The Investment Agreement is an essential element of the Plan and entry into the Investment Agreement is in the best interests of the Debtors, their estates and their creditors and is approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the Investment Agreement on the terms and in the form set forth in Exhibit D to the Plan, or in a form substantially similar thereto. The Debtors have provided sufficient and adequate notice of the Investment Agreement, including any material modifications to the Investment Agreement, to all parties-in-interest, including, without limitation, the DIP Agent, the Plan Investor and the Creditors' Committee. The Plan Investor has acted in good faith in connection with the Chapter 11 Cases and the formulation and confirmation of the Plan. The Investment Agreement shall, upon the Effective Date, be valid, binding, and enforceable and shall not be in conflict with any federal or state law.

         AP. Friedman's Creditor Trust. The Friedman's Creditor Trust Agreement is an essential element of the Plan and entry into the Friedman's Creditor Trust Agreement is in the best interests of the Debtors, their estates and their creditors. Moreover, the use by the Trustee of Rule 2004 of the Federal Rules of Bankruptcy Procedure to investigate potential claims and causes of action assigned to the Trust is necessary and appropriate to the administration of the estate and implementation and consummation of the Plan. The Debtors have exercised reasonable business judgment in determining to enter into the Friedman's Creditor Trust Agreement on the terms and in the form set forth in Exhibit G to the Plan, or in a form substantially similar thereto. The Debtors have provided sufficient and adequate notice of the Friedman's Creditor Trust Agreement, including any material modifications to the Friedman's Creditor Trust Agreement, to all parties-in-interest, including, without limitation, the DIP Agent, the Plan Investor and the Creditors' Committee. The Friedman's Creditor Trust Agreement shall, upon execution, be valid, binding, and enforceable and shall not be in conflict with any federal or state law.

         AQ. Distributions of New Common Stock. Distributions of New Common Stock as contemplated by the Plan by the Debtors is exempt from the requirements of section 5 of the Securities Act and state registration requirements (1) by virtue of section 1145 of the Bankruptcy Code, as to distributions to holders of Class 1 Lender Claims and Class 4(b) Participating Vendor Claims, and (2) by virtue of section 4(2) of the Securities Exchange Act, as to distributions to the Plan Investor that are made in exchange for the Plan Investor's other cash investments.

         AR. Re-Sale Under 1145. The New Common Stock that is issued in reliance on section 1145 of the Bankruptcy Code may be resold by the holders thereof without registration unless the holder is an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code.

         AS. Preservation Of Causes Of Action. It is in the best interests of the creditors and interestholders that the causes of action that are not expressly released under the Plan be retained by the Reorganized Debtors or the Friedman's Creditor Trust pursuant to Article 7.15 of the Plan in order to maximize the value of the Debtors' Estates.

         AT. Election Pursuant to 11 U.S.C. ss. 1111(b). No secured creditor has elected the treatment provided by section 1111(b) of the Bankruptcy Code.

                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

                  1. Confirmation. The Plan, which consists of the Original Plan and the modifications set forth in paragraph 55 hereof and Exhibit B hereto, which are hereby incorporated into and constitute a part thereof, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the exhibits thereto (in the final form thereof to be filed on or before the Effective Date) are incorporated by reference into and are an integral part of the Plan and this Confirmation Order.

                  2. Objections. All Objections to confirmation of the Plan that are not otherwise ruled upon by the Court as reflected herein or that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

                  3. Provisions Of Plan And Order Nonseverable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

                  4. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors or interestholders in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Interests under the Plan for distributions purposes, and (d) shall not be binding on the Reorganized Debtors, the Estates or the Debtors.

                  5. Continued Corporate Existence; Vesting Of Assets. Except as otherwise provided in the Plan, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate or other legal entity, with all the powers of a corporation or legal entity under applicable law in the jurisdiction in which each applicable Debtor is incorporated or organized and pursuant to the respective Certificate of Incorporation and Bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws or other organizational documents are amended by or in connection with the Plan. Except as otherwise explicitly provided in the Plan or in this Confirmation Order, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to the Plan or an order of the Court) shall revest in each of the Reorganized Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and interests of creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Court, free of any restriction of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

                  6. Intercompany Claims and Interests in the Affiliate Debtors. The treatment of Intercompany Claims and Interests in the Affiliate Debtors provided in Articles 5.10 and 7.9 of the Plan is approved in its entirety.

                  7. Release Of Liens. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, including the Exit Financing Facility, on the Effective Date and/or concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged (except to the extent Reinstated under the Plan), and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

                  8. Retained Assets. To the extent the succession to assets of the Debtors by the Reorganized Debtors pursuant to the Plan are deemed to constitute "transfers" of property, such transfers of property to Reorganized Debtors and any transfers of property to the Friedman's Creditor Trust (a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest the Reorganized Debtors or the Friedman's Creditor Trust, as applicable, with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject the Reorganized Debtors or the Friedman's Creditor Trust to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

                  9. Return of Deposits. All utilities, including any person that received a deposit or other form of adequate assurance of performance pursuant to section 366 of the Bankruptcy Code during these Chapter 11 cases (collectively, the "Deposit"), including, without limitation, gas, electric, telephone, and sewer companies, shall return such Deposits to the Debtors and/or the Reorganized Debtors, as the case may be, either by setoff against postpetition indebtedness or by cash refund, within 45 days following the Effective Date.

                  10. Discharge, Releases, Limitations Of Liability And Indemnification. The discharge of the Debtors and their assets or properties provided in Article 12.2 of the Plan, the releases set forth in Articles 12.4 and 12.5 of the Plan, and the exculpation and limitation of liability provisions set forth in Article 12.8 of the Plan, are deemed incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety, subject to any ruling of this Court reflected herein. See pgs. 65, 74. (LWD 11/23/05)

                  11. Injunction. Except as otherwise specifically provided in the Plan, or any ruling of this Court reflected herein, and except as may be necessary to enforce or remedy a breach of the Plan, the Debtors, and all Persons who have held, hold or may hold Claims or Interests and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from: (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against the Reorganized Debtors, which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against the Reorganized Debtors, which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or Claim against the Reorganized Debtors, which they possessed or may possess prior to the Effective Date, and (d) asserting any Claims that are released hereby.

                  12. Automatic Stay. The stay in effect in the Chapter 11 Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the preceding paragraph and/or sections 524 and 1141 of the Bankruptcy Code and Article 12.11 of the Plan; provided, however, that nothing herein shall bar the filing of financing documents (including uniform commercial code financing statements, security agreements, leases, mortgages, trust agreements, bills of sale, and applications for aircraft registration) or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

                  13. Matters Relating To Implementation Of The Plan; General Authorizations. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof, or the Post Effective Date Committee, or the Trustee to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt, assign, or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code, no action of the stockholders or boards of directors of the Debtors, the Reorganized Debtors or the Friedman's Creditor Trust shall be required for the Debtors or the Reorganized Debtors to: (a) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan, and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor and enforceable against such Reorganized Debtor in accordance with its terms; (b) issue for distribution in accordance with the terms of the Plan, the New Common Stock (upon such issuance, all such shares shall be duly authorized, validly issued and outstanding, fully paid, nonassessable, free and clear of any mortgage, lien, pledge, security interest or other encumbrance of any kind and not subject to pre-emptive or similar rights of third parties); or (c) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Each of the Chief Executive Officer, President, Chief Financial Officer, and General Counsel of the Debtors, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of the Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Solicitation Procedures Order, this Confirmation Order or the exhibits or appendices to any of the foregoing, and the signature of such officer on a document shall be conclusive evidence of the officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The secretary or any assistant secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

                  14. Directors And Officers Of Reorganized Debtors. The existing senior officers of the Debtors shall serve in the same capacities after the Effective Date, subject to their employment contracts as assumed by the Plan and subject to the authority of the board of directors of the Reorganized Debtors; provided, however, that Reorganized Friedman's reserves the right to identify new officers of the Reorganized Friedman's or any of the Affiliate Debtors at any time thereafter. The Court approves the appointment of the initial directors of Reorganized Friedman's, as disclosed at or prior to the Confirmation Hearing, as of and immediately following the Effective Date; provided, however, that Reorganized Friedman's reserves the right to identify new officers and members of the board of directors of Reorganized Friedman's at any time hereafter in accordance with any settlement contemplated by Article 13.2(d) of the Plan or otherwise. The existing directors of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however, that Reorganized Friedman's reserves the right to identify new members of the board of directors of such Affiliate Debtors at any time thereafter.

                  15. Approval Of Employment, Retirement, Indemnification, And Other Related Agreements And Incentive Compensation Programs. Pursuant to
section 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders or board of directors of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (a) maintain, amend, or revise existing employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, subject to the terms and conditions of any such agreement, and subject to Article 7.7 and Article 8.1(b) of the Plan; and (b) enter into new employment, retirement, indemnification, and other agreements for active directors, officers, and employees, and retirement income plans, welfare benefits plans, and other plans for active and retired directors, officers, and employees.

                  16. Exit Financing Facility. The provisions of Article 7.12 of the Plan are approved in their entirety. Specifically, the terms of the Exit Financing Facility, in substantially the form set forth in the Exit Financing Facility documents filed as Exhibit C to the Plan, are hereby approved. The Reorganized Debtors are hereby authorized to execute such Exit Financing Facility Agreement as modified on or prior to the Effective Date of the Plan, together with such other documents as the any of the applicable lenders may reasonably require in order to effectuate the Exit Financing Facility without further approval of the board of directors.

                  17. Exemption From Certain Taxes And Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the making, delivery, filing or recording of any instrument of transfer under, or in connection with, the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax or similar tax. Furthermore, and without limiting the foregoing, any transfers from a Debtor to a Reorganized Debtor or to any other Person (including, without limitation, the Friedman's Creditor Trust) pursuant to the Plan, as contemplated by the Plan, including with respect to stores closed by the Debtors in connection with their emergence from Chapter 11, or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtors' property in the United States, will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Court shall retain specific jurisdiction with respect to these matters.

                  18. Assumptions. The executory contract and unexpired lease provisions of Article VIII of the Plan are approved. Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement and approved by this Court, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume, as indicated, each Intercompany Executory Contract and Unexpired Lease not listed on Plan Exhibit H, each Employee-Related Agreement listed on Plan Exhibit I, each Other Executory Contract listed on Plan Exhibit J, and each Other Unexpired Lease not listed on Plan Exhibit K (collectively, the "Assumed Contracts and Leases"). Each of the Assumed Contracts and Leases shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Plan Exhibits H through K shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

                  19. Payments Related to Assumption of Executory Contracts and Unexpired Leases. This Confirmation Order shall constitute an order approving the assumptions described in Article 8.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or non-Debtor Affiliates. The provisions (if any) of each Employee-Related Agreement or Other Executory Contract or Unexpired Lease to be assumed under the Plan that are or may be in default shall be satisfied solely by Cure. As required by Article 8.2 of the Plan, any Person claiming that a monetary cure amount is due in connection with the assumption of any executory contract or unexpired lease as contemplated by section 365(b) of the Bankruptcy Code must file a monetary cure claim with the Bankruptcy Court asserting all alleged amounts accrued through the Effective Date, if any (the "Cure Claim"), no later than forty-five (45) days after the service of the Confirmation Order (the "Cure Claim Submission Deadline"). Any party failing to submit a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors or Reorganized Debtors. In the case of a Cure Claim related to an unexpired lease of non-residential real property, such Cure Claim must include a breakdown by store by category of all amounts claimed, including, but not limited to, amounts for real estate taxes, common area maintenance, and rent. The Debtors shall have forty-five (45) days from the Cure Claim Submission Deadline or the date a Cure Claim is actually filed, whichever is later, to file an objection to the Cure Claim. Any disputed Cure Claims shall be resolved either consensually by the parties or by the Bankruptcy Court. Disputed Cure Claims shall be set for status at subsequent hearings following the Cure Claim Submission Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Debtors do not dispute a Cure Claim, then the Debtors shall pay the Cure Claim, if any, to the claimant within twenty (20) days of service of the Cure Claim. Disputed Cure Claims that are resolved by agreement or Final Order shall be paid by the Debtors within twenty (20) days of such agreement or Final Order. In the event the Court determines that the Cure Amount is greater than the amount the Debtors believe is owed according to their books and records in connection with the assumption of an executory contract or unexpired lease, the Debtors may reject such executory contract or unexpired lease notwithstanding the passage of the Effective Date. Nothing in the Plan or this Order shall prohibit a landlord from later asserting a claim for lease reconciliation charges not included in the landlord's Cure Claim to the extent allowed pursuant to the applicable lease and where the reconciliation claim was not due pursuant to the lease as of the date the landlord filed its Cure Claim. The Debtors or the Reorganized Debtors shall likewise continue to be responsible for all of its accrued indemnification obligations under the assumed Unexpired Leases notwithstanding the fact that such obligations are not included in the landlords' Cure Claims.

                  20. Rejections. Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement entered into in connection with the Plan and approved by this Court, on the Effective Date, or as otherwise set forth on Plan Exhibits H through K, each Intercompany Executory Contract and Intercompany Unexpired Lease listed on Plan Exhibit H, Employee-Related Agreement not listed on Plan Exhibit I, Other Executory Contract not listed on Plan Exhibit J, and Unexpired Lease listed on Plan Exhibit K (collectively, the "Rejected Contracts and Leases") shall be rejected pursuant to section 365 of the Bankruptcy Code. All of the Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. This Confirmation Order shall constitute an order approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date; provided, however, that to the extent that a prior order provides that a contract or lease was to be rejected upon notice, to the extent such notice has not been given as of the entry of this Confirmation Order, such order shall remain enforceable and shall control the rejection of such contract or lease.

                  21. DIP Facility Claim. On the Effective Date, the DIP Facility Claims shall be Allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders and the Plan Investor, or as ordered by the Bankruptcy Court with notice to the Creditors' Committee, not less than five
(5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility shall be paid as contemplated by Article 10.1 of the Plan on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit or by procuring back-up letters of credit, in each case, on terms reasonably satisfactory to the DIP Agent, or as otherwise agreed to by the DIP Agent. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be, and shall for all purposes be deemed to be, cancelled and of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to satisfy, cancel and/or extinguish such publicly-filed liens and/or security interests. Subject to Article 10.1(c) of the Plan, all obligations of the Debtors under Articles 2.16, 13.2(f), 13.4, 13.5 and 13.14 of the DIP Credit Agreement shall survive the termination of the DIP Credit Agreement and continue to be governed by the terms thereof, shall not be discharged by any terms herein, and the enforcement of which shall not be enjoined by any terms herein.

                  22. Professional Claims And Final Fee Applications. All final requests for payment of Professional Claims and requests for reimbursement of expenses by members of the Creditors' Committee must be filed no later than the last day of the second full month after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the allowed amounts of such Professional Claims and expenses shall be determined by the Court. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and members of the Creditors' Committee for all outstanding amounts payable relating to prior periods through the Effective Date. In accordance with Article 10.2(b) of the Plan, each Professional shall estimate fees and expenses due for periods that have not been billed as of the anticipated Effective Date and deliver such estimate to the Debtors, counsel for the Creditors' Committee, and the United States Trustee. Within forty-five
(45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such Professional is insufficient, disgorged by such Professional. On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals in the ordinary course of business.

                  23. Substantial Contribution Compensation And Expenses Bar Date. Any person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code must file an application with the Clerk of the Court, on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, the Plan Investor, and the Post-Effective Date Committee and as otherwise required by the Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

                  24. Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in the Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached to the Plan as Exhibit L, with the Claims Agent and served on counsel for the Debtors and the Plan Investor no later than forty-five (45) days after the Effective Date. Any such request for payment of an Administrative Claim that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Reorganized Debtors or the Debtors object to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Reorganized Debtors or the Debtors in the ordinary course of business including, without limitation, in connection with the cash management and letter of credit services being provided by Bank of America, N.A., to various of the Debtors.

                  25. Bar Date For Rejection Damage Claims And Related Procedures. If the rejection by the Debtors, pursuant to the Plan or otherwise, of an Intercompany Executory Contract or Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors or the Plan Investor or such entities' properties unless a proof of claim is filed with the Claims Agent and the Post-Effective Date Committee and served upon counsel to the Debtors, the Plan Investor, and the Post Effective Date Committee within thirty (30) days after service of the later of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                  26. Restructuring Transactions. The Restructuring Transactions contemplated by Article 7.3 of the Plan and described in Exhibit E to the Plan are approved and the Debtors and Reorganized Debtors and their officers are authorized to execute such documents as may be reasonably required in order to effectuate the Restructuring Transactions. Each and every federal, state, and local governmental agency or department is hereby directed to accept for filing and recording any and all documents and instruments necessary or appropriate to consumate the transactions contemplated by the Restructuring Transactions. Further, each and every federal, state and local government agency is: (a) directed to continue valid or renew all licenses, construction permits, use and occupancy permits, business licenses, franchise licenses and other regulatory approvals, consents, licenses and permits of any kind for the surviving parties of the Restructuring Transactions; (b) enjoined from changing any credit terms for deliveries to Reorganized Debtors; and (c) directed to return to each Reorganized Debtor, whether by setoff against postpetition indebtedness or by refund, within 20 days after the Effective Date, any deposits or escrowed funds held by that agency or department.

                  27. Investment Agreement. The Investment Agreement, as amended, attached to the Plan as Exhibit D, is hereby approved, and the Debtors and Reorganized Debtors and their officers are hereby authorized to execute and deliver such other documents as may be reasonably required to effectuate the Investment Agreement.

                  28. Exemption From Securities Laws. The provisions of section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of the New Common Stock in exchange for the recipient's claim or interest in the Debtors. In addition, section 4(2) of the Securities Exchange Act is applicable to the issuance and distribution of the New Common Stock to the Plan Investor on account of their other cash investments in the Debtors. Therefore, to the extent that an "offer or sale" is deemed to have occurred, any such securities are exempt from the requirements of section 5 of the Securities Act and state registration requirements. Pursuant to and to the fullest extent permitted by section 1145 of the Bankruptcy Code, the resale of any securities issued under the Plan shall be exempt from section 5 of the Securities Act and any state registration requirements.

                  29. Formation Of And Provisions Regarding The Friedman's Creditor Trust. Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit G to this Plan, shall become effective. The Trustee shall accept the Friedman's Creditor Trust and sign the Trust Agreement on the Effective Date and the Friedman's Creditor Trust will then be deemed created and effective. On the Effective Date, the Debtors' Estates shall transfer and shall be deemed to have irrevocably transferred to the Friedman's Creditor Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors or the Reorganized Debtors, the Trust Assets; provided, however, that nothing herein is intended to transfer all or any portion of any Retained Action to the Friedman's Creditor Trust. Interests in the Friedman's Creditor Trust shall be uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law. Holders of interests in the Friedman's Creditor Trust shall have no voting rights with respect to such interests. The Friedman's Creditor Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Trust Advisory Board to extend such term conditioned upon the Friedman's Creditor Trust's not then becoming subject to the Exchange Act. The terms of the Trust may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Trust will not become subject to the Exchange Act. For federal income tax purposes, it is intended that the Friedman's Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Friedman's Creditor Trust.

                  30. Approval Of Creditor Trust Trustee and Related Matters. The Person designated as Trustee is disinterested as defined by section 101(14) of the Bankruptcy Code. The appointment of the Trustee under the Creditor Trust Agreement is hereby approved, and the Trustee is hereby authorized to carry out all duties as set forth in the Plan, this Order and the Creditor Trust Agreement including, without limitation, (a) enforcement of any subpoenas issued by the Debtors prior to the Effective Date including any subpoenas issued by the Debtors or the Creditors' Committee; (b) the issuance and enforcement of any other subpoenas, after the Confirmation Date, pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure in connection with the investigation of potential Trust Claims issued by the Reorganized Debtors or the Trustee on behalf of the Friedman's Creditor Trust; and (c) the litigation and resolution of Trust Claims, if any, without further order of this Court. In furtherance thereof and pursuant to Article 11.2 of the Plan information obtained by the Joint Review Committee may be utilized by the Trustee in connection with any litigation related to the Trust Claims.

                  31. Provisions Relating to Joint Interest Agreement.

                      (a) On the Effective Date, the Friedman's Creditor Trust shall succeed, for the benefit of holders of Allowed Claims who under the Plan are entitled to share in the recoveries of the Friedman's Creditor Trust, to all of the rights, privileges and immunities with respect to the Trust Assets including, without limitation, the attorney-client privilege and the time periods in which Trust Claims may be brought under section 108 and 546 of the Bankruptcy Code or otherwise.

                      (b) Subject to further protective orders or evidentiary rulings as may be issued hereafter, and notwithstanding the Joint Interest Agreement and Protective Orders entered on April 28, 2005 and June 9, 2005, issued by the Bankruptcy Court (Docket Nos. 585 and 730), neither the Trustee nor the Trust Advisory Board shall in any way be restricted or limited in connection with the prosecution of Trust Claims, including, without limitation, in the use of (i) any information, including, without limitation, documents obtained from the Debtors and the Creditors' Committee or (ii) any Information and Rule 2004 Material received in accordance with the Order Approving Joint Interest Agreement and Implementing Protective Orders and Granting Related Relief (Docket No. 585).

                      (c) Any and all Federal Rule of Bankruptcy Procedure 2004 subpoenas, or agreement in lieu of such subpoenas, made or issued during or after the course of these cases (collectively, "Rule 2004 Demands"), whether on behalf of the Debtors or the Creditors' Committee, shall be enforceable on and after the Effective Date by the Trustee as if the Trustee were the entity on whose behalf such Rule 2004 Demands were issued or made. The Trustee shall be authorized to issue Rule 2004 Demands with respect to the Trust Claims. The Court will have continuing jurisdiction to enforce subpoenas issued prior to or subsequent to confirmation of the Plan in accordance with Rule 2004 or agreements made in lieu of a subpoena prior to or subsequent to confirmation.

                      (d) The Trustee is authorized, on behalf of the Friedman's Creditor Trust, to commence any action to pursue a Trust Claim without further authorization of this Court.

                  32. Resolution Of Claims And Interests. Except as otherwise ordered by the Court, any Claim or Interest that is not an Allowed Claim or Allowed Interest shall be determined, resolved, or adjudicated in accordance with the terms of the Plan. The Debtors or Reorganized Debtors, as the case may be, may (a) until 180 days after the Effective Date (unless extended by order of the Court) file objections in the Court to the allowance of any Claim or Interest (whether or not a proof of Claim or Interest has been filed) and/or
(b) amend their schedules at any time before their Chapter 11 Cases are closed.

                  33. Existing Common Stock. Those entities that hold Existing Common Stock as of the effectiveness of the Plan on the Effective Date, as reflected on the books of the Debtors' stock transfer agent, shall be deemed to hold Allowed Interests. Pursuant to the cancellation of the Existing Common Stock Set forth in Article 5.10 of the Plan, the par value for all issued and outstanding Friedman's Existing Common Stock and any related paid-in capital in excess of par value will be reduced to zero. Any par value and related paid-in capital in excess of par value related to the New Common Stock will be established pursuant to generally accepted accounting principles.

                  34. Distribution Reserve. The Debtors, the Reorganized Debtors and/or the Trustee shall establish one or more Distribution Reserves for the purpose of effectuating distributions to holders of Disputed Claims pending the allowance or disallowance of such claims in accordance with the Plan. The Reorganized Debtors and/or the Trustee may request estimation for any Disputed Claim that is contingent or unliquidated, but nothing herein shall impair a Claimant's defenses or objections to such requested estimation. Such Distribution Reserve may not be relied upon to show that any Disputed Claim is either probable or estimable for any other purpose.

                  35. Payment Of Fees. All fees payable by the Debtors under 28 U.S.C. ss. 1930 shall be paid on or before the Effective Date, and the Reorganized Debtors shall thereafter pay any statutory fees that come due until the case is closed, converted or dismissed.

                  36. Authorization To Consummate Plan. The Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order. The Debtors are authorized to execute, acknowledge, and deliver such deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, Uniform Commercial Code financing statements, trust agreements, mortgages, indentures, security agreements, and bills of sale and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Plan, all transactions contemplated by the Plan, and all other agreements related thereto.

                  37. Failure To Consummate Plan And Substantial Consummation. If consummation of the Plan does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall (a) constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto. Upon the occurrence of the Effective Date with respect to each Debtor, the Plan shall be deemed substantially consummated as to such Debtor.

                  38. Retention Of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction as provided in the Plan over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in Article XIV of the Plan.

                  39. Post-Effective Date Committee. Effective on the Effective Date, the Creditors' Committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Claims; requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases; and any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order. The Court hereby approves the formation, on the Effective Date, of a Post-Effective Date Committee (the "Post-Effective Date Committee") with its duties, rights and obligations limited to those specifically enumerated in the Plan. Consistent with its duties, rights and obligations enumerated in the Plan, the Post-Effective Date Committee may settle claims without further Court approval.

                  40. References To Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

                  41. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

                  42. Filing And Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Interests existing prior to such date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

                  43. Notice Of Confirmation Order and Occurrence Of Effective Date. On or before the fifth (5th) Business Day following the occurrence of the Effective Date, the Debtors shall serve notice of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on all Claimholders, the United States Trustee and other parties-in-interest, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit C, which form is hereby approved (the "Notice of Effective Date"), to be delivered to such parties by first class mail, postage prepaid; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address," "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.

                  44. Exhibits To The Plan Will Operate As Controlling Documents. In the event of an inconsistency between the Plan and the Exhibits to the Plan (as may be modified), the Exhibits to the Plan will control.

                  45. 28 U.S.C. ss. 157(d). Nothing in this Confirmation Order or the Plan is intended to modify or violate 28 U.S.C. ss. 157(d).

                  46. Exit Financing Matters.

                      (a) All Exhibits to the Plan and documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto) and the execution, delivery and performance of such exhibits, documents, and agreements in substantially the form submitted at the Confirmation Hearing by the Debtors in accordance with their respective terms are approved, including, but not limited to, the Exit Financing Facility and the Investment Agreement and all documents, instruments, and agreements contemplated thereby or to be executed in connection therewith.

                      (b) The terms of the Exit Financing Facility, in substantially the form set forth in the Exit Financing Facility Agreement documents filed as Exhibit C to the Plan, are hereby approved. The Reorganized Debtors are hereby authorized to execute such Exit Financing Facility Agreement documents together with such other documents as the applicable Reorganized Debtors and the applicable lenders may reasonably require in order to effectuate the Exit Financing Facility.

                      (c) The Debtors or Reorganized Debtors are hereby authorized to grant to the applicable lenders under the Exit Financing Facility or other appropriate party valid, binding, enforceable and perfected security interests in and Liens upon all Collateral specified in the Exit Financing Facility Agreement to secure all of the obligations under or in connection with the Exit Financing Facility Agreement. The Exit Financing Facility Agreement and each document, instrument, and agreement executed in connection therewith shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. The security interests and liens granted pursuant to, or in connection with, the Exit Financing Facility Agreement (and all documents, instruments and agreements related thereto and annexes, exhibits and schedules appended thereto) shall constitute, as of the Effective Date, legal, valid and duly perfected first priority liens and security interests in and to the collateral specified therein, subject only, where applicable, to the pre-existing liens and security interests specified or permitted in the Exit Financing Facility Agreement or the documents, instruments or agreements contemplated thereby, provided, however, notwithstanding anything to the contrary contained herein, the Debtors shall not grant, in connection with the Exit Financing Facility, any security interest in the Debtors' real property leases.

                      (d) On the Effective Date, all of the liens and security interests to be created under, or in connection with, the Exit Financing Facility Agreement shall be deemed created and shall be valid and perfected without any requirement of filing or recording of financing statements, mortgages or other evidence of such liens and security interests and without any approvals or consents from governmental entities or any other persons and regardless of whether or not there are any errors, deficiencies or omissions in any property descriptions attached to any filing and no further act shall be required for perfection of the Liens and security interests. Notwithstanding the foregoing, the Debtors or Reorganized Debtors, and any other persons granting such liens and security interests, are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether foreign or domestic) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

                      (e) The Debtors are authorized and empowered to execute and deliver all documents, agreements and instruments and take all actions reasonably necessary to effectuate the consummation and implementation of the Plan, including, without limitation, the execution, delivery and performance of the Exit Financing Facility Agreement (substantially in the form annexed as an Exhibit to the Plan or filed with this Court), and each other document, instrument, and agreement to be executed in connection therewith and the transactions contemplated thereby. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court and shall be deemed effective pursuant to applicable non-bankruptcy corporate law and without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors. Each of such documents, instruments, and agreements will, upon execution, be valid, binding and enforceable against the Debtors and any other person who is a party thereto, and is entered into for good and valuable consideration, including the benefits of the Plan.

                      (f) Based upon the record of these Chapter 11 Cases, the security interests to be granted by the Debtors and/or Reorganized Debtors pursuant to, or in connection with, the Exit Financing Facility Agreement (i) are legal, valid and enforceable, and (ii) do not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any federal or state law.

                  47. Henry Town Center. The Debtors are authorized to enter into the agreement (the "Settlement Agreement") in settlement of the dispute between the Debtors and Inland Western McDonough Henry, LLC with respect to the lease of the premises located at Henry Town Center, McDonough, Georgia; and the Settlement Agreement is hereby approved.

                  48. Collateral Trustee Fees. Pursuant to the Collateral Trust Agreement, which is a Program Document, the Debtors are authorized and directed to pay on the Effective Date the Collateral Trustee's fees of $17,575.40 and the Collateral Trustee's counsel's fees of $141,473.88.

                  49. Subordination of Claims. The Plan shall not subordinate claims to a greater extent than is provided in the Bankruptcy Code.

                  50. Resolution of Zale Corporation's Objection. Notwithstanding anything to the contrary in this Order or the Plan and subject in all respects to the Court's Order Approving Settlement Agreement by and Among Debtors, Zale Corporation, and Pamela J. Romano, dated August 5, 2005, the rights, claims or causes of action belonging to Zale Corporation or any of its officers, directors or employees, if any, for the conduct of Friedman's or any of its officers, directors or employees occurring after the Petition Date shall survive confirmation and the effectiveness of the Plan and shall not be discharged, released or enjoined by operation of this Order, the Plan or otherwise.

         51. Resolution of Ad Valorem Tax Claimants' Objections. In resolution of the objections of Arlington ISD, et al. (Docket No. 1267), County of Anderson, et al. (Docket No. 1254), the Local Texas Tax Authorities (Docket No.
1278), and Travis County (Undocketed) (collectively, the "Objecting Ad Valorem Tax Claimants") to confirmation of the Debtors' Plan, any allowed secured ad valorem 2004 and 2005 tax claims of the Objecting Ad Valorem Tax Claimants shall be paid in full, including interest under section 506(b) of the Bankruptcy Code, from the petition date until paid in full at the rate of 8.0% per annum. The Debtors shall have 90 days from the Effective Date to file objections to any secured ad valorem tax claims of the Objecting Ad Valorem Tax Claimants. Any such objections shall be heard on the next available omnibus hearing date or such date agreed to by the Debtors and the Objection Ad Valorem Tax Claimants, and, to the extent such claims are allowed, they shall be paid within 10 business days of allowance, in cash, and with such interest as provided above. Any secured ad valorem tax claims of the Objecting Ad Valorem Tax Claimants not objected to within 90 days of the Effective Date will be deemed allowed and shall be paid within 10 business days of such deemed allowance. Furthermore, pursuant to Article 5.2 of the Plan, the liens of the Objecting Ad Valorem Tax Claimants shall be Reinstated (as such term is defined in the Plan), with priority provided for under applicable non-bankruptcy law, if any, whether for prepetition tax years or for the current tax year.

         52. Settlement of Crescent Jewelers' Objection. Notwithstanding any provision of the Plan, any provision of this Confirmation Order, or any finding of fact or conclusion of law made by the Court in respect of the Plan, Crescent Jewelers and its affiliates (collectively, "Crescent") may prosecute, fully adjudicate and enforce in the United States Bankruptcy Court for the Northern District of California, or any other court exercising jurisdiction over Crescent's chapter 11 case (collectively, "California Court"), and shall not be prejudiced or precluded in any way as to any claim, cause of action, right of action or issue with respect to:


                  (1) to the extent provided under this Court's Agreed Order Granting Motion for Relief From Stay By Crescent Jewelers (Docket No.
         1066) dated September 22, 2005 (the "Crescent Agreed Order"), any objections, offsets or other rights of action with respect to claims against and interests in Crescent ("Friedman's Claims and Interests") that are asserted by Friedman's or its affiliates (including those objections, offsets, and other rights of action that seek to disallow, reduce, including by way of offset, equitably subordinate and/or recharacterize, as applicable, the Friedman's Claims and Interests), provided that such objections, offsets and rights of action do not seek to recover affirmatively any money or other property from Friedman's, Friedman's Management, or their estates, and provided further that Friedman's and its affiliates shall retain their rights to defend against any litigation by Crescent with respect to the Friedman's Claims and Interests, and to prosecute and assert the Friedman's Claims and Interests in the California Court without any need for relief from the automatic stay in Crescent's chapter 11 case;

                  (2) any motion in the California Court to seek relief approving Crescent's rejection, to the extent executory, of (a) that certain services agreement dated May 1, 2000, between Crescent Jewelers and Friedman's Inc., (b) that certain information technology infrastructure and maintenance agreement dated May 1, 2000, between Crescent Jewelers and Friedman's Inc. and (c) that certain intellectual property licensing agreement, dated April 1, 2000, between Crescent Jewelers and Friedman's Management Corp. ("Crescent Contracts"); this Court makes no finding or ruling, and the parties have reserved all of their rights and made no admissions, regarding the terms, status, or rejection of the Crescent Contracts, including without limitation whether they are or were executory or effective or breached as of any time, the appropriate effective date of any rejection, and any claims arising out of or in connection with such agreements either before or as a consequence of any rejection; further, neither Crescent nor Friedman's and its affiliates shall use any statutory breach pursuant to Bankruptcy Code section 365(g) to contend in any court that the party rejecting a Crescent Contract pursuant to Bankruptcy Code section 365(a) is estopped from contending that such contract was breached, terminated, or ineffective prior to the time of such rejection approved, the commencement of any bankruptcy case, or at any other time, and provided further that Crescent shall not file a proof of claim in Friedman's case resulting from any rejection by Friedman's of any Crescent Contract, but Crescent otherwise shall reserve all rights applicable to Friedman's Claims and Interests with respect to (i) any claim asserted by Friedman's in Crescent case resulting from any rejection by Crescent of any Crescent Contracts or (ii) any rights of offset or otherwise resulting from Friedman's rejection of any Crescent Contract; and

                  (3) any action relating to turnover of, access to, or ownership of the "Records," as such property is specifically defined in the Crescent Agreed Order. The Court makes no ruling or order regarding the permanent disposition of the Records of the appropriate forum to adjudicate any dispute regarding the disposition of the Records, and the rights of Crescent, Friedman's and its affiliates are reserved with respect thereto.

The effect of the Crescent Agreed Order shall continue following the Effective Date. The Crescent Agreed Order and this Paragraph shall be binding on the successors and assigns of Crescent, Friedman's and its affiliates, the estates, and the property of the estates.

         53. Settlement of Bank of America, N.A.'s Objection.

                  (a) Bank of America, N.A's ("BofA") objection as to Section
12.5 of the Plan is withdrawn and BofA has waived and released any indemnification claims against CIT Group/Business Credit, Inc., The CIT Group/Commercial Services, Inc., and Harbert Distressed Investment Master Fund, Ltd. in their capacities as prepetition lenders under the Friedman's prepetition credit agreement.

                  (b) The Debtors' transfer of Trust Claims to the Friedman's Creditor Trust shall exclude any claims (to the extent such claims exist at all) against BofA. The Debtors acknowledge that the only alleged Retained Action against BofA surviving the Bank Group Orders relates to transfers from Friedman's to or for the benefit of Crescent as described in the Plan and Disclosure Statement.

                  (c) The Plan does not affect or impair any rights that BofA may have with respect to Crescent or others (including without limitation any lenders) contained in any financing agreements or other agreements to which BofA and Crescent are parties.

                  (d) BofA waives and will not assert any lien against the Debtors except (i) the lien on cash collateral that is held by BofA as the holder of an Other Secured Claim in Class 2 of the Plan , and (ii) a lien that is junior in priority to the Debtors' Exit Financing Facility lenders or their successors in an amount not to exceed $500,000 and only for the purposes of reimbursing BofA for reasonable costs of defense solely in the event that: (i) One or more Reorganized Debtors sue BofA on account of the Retained Action;
(ii) BofA raises by motion or as an affirmative defense that the litigation is barred by an Order of this Court; (iii) BofA prevails on its motion or affirmative defense; (iv) BofA affirmatively prevails on its claim in the court in which such action is pending that the Retained Action is covered by an indemnity under the Friedman's prepetition loan documents; and (v) BofA affirmatively prevails on its claim in the Court in which such action is pending that BofA's indemnity claim is secured by a lien.

                  (e) BofA may apply up to $30,000 of cash collateral securing letter of credit obligations as well as any remaining professional fee escrow accounts held by BofA from Friedman's to reimburse BofA for reasonable professional fees incurred in the Cases.

         54. Limited Release and Exculpation. Articles 12.5 and 12.8 of the Plan shall not be effective as to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") until notice of the intended applicability of those provisions to Skadden as of the Effective Date of the Plan is included in Skadden's notice with respect to its Final Fee Application to be filed in accordance with the prior Orders of this Court and the Plan. In the event that no objection is filed with respect to the applicability of Articles 12.5 and 12.8 of the Plan to Skadden by the objection deadline in the Final Fee Application notice, such provisions shall become immediately effective as to Skadden nunc pro tunc to the Effective Date. In the event that any objections are filed to the applicability of Articles 12.5 and 12.8 to Skadden by the objection deadline in the Final Fee Application notice, such objections will be considered by the Court at the hearing on Skadden's Final Fee Application. For the avoidance of doubt, the Court has adopted this negative notice procedure to avoid the appearance of any impropriety or actual or potential conflict of interest on behalf of Professionals with principal responsibility for drafting of the Plan pursuant to which the Debtors have proposed certain third-party releases in
Article 12.5 of the Plan and exculpations and limitations on liability in
Article 12.8 of the Plan. By adopting this negative notice procedure, the Court neither implies, nor concludes, that there is any (LWD 11/23/05) impropriety or actual or potential conflict of interest in connection with this matter.

         55. Modifications To The Original Plan. At the request of the Debtors, the Original Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as follows:(4)


-------------------

(4) Additions are indicated with a double underlining; deletions are indicated with a strike-through. [Double underlining and strikethroughs have been omitted from this Exhibit 99.1 to the Company's Curent Report]


                  (a) 1.6 "AG Fixed Trust Recovery" means, to the extent a holder of an AG Claim elects the treatment provided under Article 5.7(a) of this Plan, an amount equal to 5% of the net Trust Recoveries multiplied by such holder's Pro Rata share of the AG Claims.

                  (b) 1.7 "AG Global Settlement" means, to the extent all holders of AG Claims elect the treatment provided under Article 5.7(b) of this Plan, such other settlement, as approved by the Bankruptcy Court, which may include a Cash payment, that may be agreed to by the Debtors and the Plan Investor with the holders of all AG Claims, which, if entered into, shall be agreed to and filed by the Effective Date (or such later date approved by the Bankruptcy Court upon motion filed prior to the Effective Date by the Debtors or the Creditors' Committee).

                  (c) 1.8 "Allowed Claim" or "Allowed Interest" means a Claim or any portion thereof, or an Interest or any portion thereof,

                      (b) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable non-bankruptcy law, but only to the extent that such claim is identified in such proof of claim in a liquidated and noncontingent amount, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order;

                      (c) as to which, on or by the Effective Date, no proof of claim or interest has been filed with the Bankruptcy Court and (i) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed and
(ii) no objection to its allowance has been filed, by the Debtors or the Reorganized Debtors or the Post-Effective Date Committee, within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court;

                      (d) is reflected in a schedule of Allowed Claims, if any, filed from time to time with the Bankruptcy Court by the Debtors or the Reorganized Debtors or the Post-Effective Date Committee; or

                  (d) 1.11 "Avoidance Claims" means Causes of Action against Persons, other than Contributing Vendors, arising under any of sections 510, 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

                  (e) 1.28 "Claims/Interests Objection Deadline" means, as applicable (except for Administrative Claims), (a) the day that is the later of
(i) the first Business Day that is at least one hundred eighty (180) days after the Effective Date, and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is at least one hundred eighty (180) days after a Final Order is entered deeming the late filed claim to be treated as timely filed, or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors or the Post-Effective Date Committee without further notice to parties-in-interest.

                  (f) 1.54 "Distribution Date" means the date, selected by the Reorganized Debtors upon which distributions to holders of Allowed Claims entitled to receive distributions under this Plan shall commence, provided however, that with respect to Class 5 and Class 6 Claims, distributions shall be made in accordance with Article 11.5 of the Plan and the Friedman's Creditor Trust Agreement.

                  (g) 1.90 "Investment Agreement" means that certain Investment Agreement between the Plan Investor and Friedman's, a copy of which is attached hereto as Exhibit D, as the same may be amended, modified, or supplemented from time to time, and all documents executed in connection therewith.

                  (h) 1.109 "Post-Effective Date Committee" means such four member committee that will be formed on the Effective Date, whose members shall be designated by the Creditors' Committee and identified in a list filed with the Bankruptcy Court on or before the Exhibit Filing Date, to perform the duties listed in Article 9.6 of this Plan.

                  (i) 1.118 "Released Parties" means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case in such respective capacities, as of the date of the commencement of the hearing on the Disclosure Statement, other than with respect to anything in time prior to May 5, 2004 as to any such Person who is a named defendant in a Securities Action,
(ii) the Creditors' Committee and all present and former members of the Creditors' Committee in their respective capacities as such, (iii) the DIP Agent in its capacity as such, (iv) the DIP Agent and the DIP Lenders solely in their capacities as such, (v) the Plan Investor in its capacity as such, (vi) all Professionals, (vii) Bank of America, N.A. to the extent provided in the Bank Group Orders, (viii) Harbert Distressed Investment Master Fund, Ltd. and Jewelry Investors II, LLC in their capacities as lenders under the Credit Agreement, (ix) CIT Group/Business Credit, Inc. and The CIT Group/Commercial Services, Inc. in their capacities as lenders to the Debtors prior to the Petition Date and as a lender under the Exit Financing Facility, and (x) with respect to each of the above-named Persons, and only in their aforementioned capacities, such Person's affiliates, principals, employees, agents, officers, directors, representatives, financial advisors, attorneys and other professionals, in their capacities as such.

                  (j) 1.136 "Trust Claims" means any and all Causes of Action against any Person, including, but not limited to, any officer, director, direct or indirect shareholder, lender, attorney, law firm, auditor, accounting firm, accountant or other Person, in any way arising from, in connection with, or relating to the subject matters of the investigation conducted by the Joint Review Committee with respect to any acts, conduct or omissions (i) by the officers and directors occurring on or prior to May 5, 2004, and (ii) occurring at any time with respect to any other Person, including, without limitation, in each case, those matters more particularly discussed in Section VI.G of the Disclosure Statement. Notwithstanding the foregoing in this Article 1.136, Trust Claims do not include:

         (i) Causes of Action against any Person who was first retained or employed in any capacity by the Debtors, their board of directors or any committee thereof on or after May 5, 2004, it being understood that this exception does not apply if such Person was retained or employed in any capacity by the Debtors, their board of directors or any committee thereof at any time prior to May 5, 2004;

         (ii) any Claim or Cause of Action against Crescent which shall constitute a Retained Action;

         (iii) any Claim or Cause of Action against Bank of America, N.A. or its affiliates on account of or relating to its relationship with Crescent, which shall constitute a Retained Action;

         (iv) any Cause of Action under Chapter 5 of the Bankruptcy Code that does not arise from, connect with, or relate to the subject matters of the investigation conducted by the Joint Review Committee;

         (v) any other Retained Action; and

         (vi) any Claims explicitly released under the Plan or by Final Orders of the Bankruptcy Court prior to the date hereof (including the Bank Group Orders).

                  (k) 1.137 "Trust Funding Amount" means Cash in the amount of eight million dollars ($8,000,000); provided, however, that such amount shall be (a) reduced on a dollar-for-dollar basis by the amount of any fees and expenses incurred by the Creditors' Committee and their advisors on or after September 1, 2005, through the Effective Date in connection with matters relating to the Trust Claims, (b) reduced on a dollar-for-dollar basis up to an amount reasonably acceptable to the Creditors' Committee to the extent holders of AG Claims receive Cash pursuant to the AG Global Settlement Agreement described in Article 5.7, (c) reduced on a dollar-for-dollar basis by the amount of up to $500,000, at the discretion of the Trustee, to fund the Claims Administration Reserve and (d) increased to the extent of remaining amounts of the Claims Administration Reserve as described in Article 9.6.

                  (l) 2.2 Priority Tax Claims. On, or as soon as reasonably practicable after, the later of (a) the Effective Date, (b) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (c) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors), such Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) for non-IRS Priority Tax Claims, equal Cash payments during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim plus simple interest at the rate required by applicable law on any outstanding balance from the Effective Date, or such lesser rate agreed to by a particular taxing authority, (ii) for IRS Priority Tax Claims, equal Cash payments over a period not exceeding six years after the assessment of the tax on which such claim is based, payable in quarterly installments with interest as specified in IRC ss.ss. 6621 and 6622, with interest accruing from the Effective Date for such Allowed Priority Tax Claims, (iii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in clause (i) or (ii) hereof, or(iv) payment in full in Cash.

                  (m) 5.6 Class 5 (General Unsecured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the distribution date described in Article 11.5 of the Plan, occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors or the Post-Effective Date Committee and the holder of such General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, its Pro Rata share of the net Trust Recoveries, if any.

                  (n) 5.7 Class 6 (AG Claims). On the Distribution Date or first Periodic Distribution Date occurring after the date an AG Claim becomes an Allowed AG Claim each holder of an Allowed AG Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed AG Claim, its Pro Rata share of the net Trust Recoveries that such holder of an Allowed AG Claim would receive if such holder were a member of Class 5; provided, however, that a holder of an AG Claim may elect (a) to receive, on the Distribution Date or first Periodic Distribution Date, in full satisfaction, settlement, release, and discharge of, and in exchange for, such AG Claim, its Pro Rata share of the AG Fixed Trust Recovery, or (b) to participate in the AG Global Settlement, if, and only if, an AG Global Settlement is reached and all holders of AG Claims elect to participate in such AG Global Settlement.

                  (o) 7.14 Establishment of Claims Administration Reserve. On the Effective Date, the Debtors shall establish a segregated account and fund the Claims Administration Reserve, which shall not be deemed property of the estate, for the benefit of the administration of Class 5 General Unsecured Claims by the Post-Effective Date Committee.

                  (p) 7.15 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan with respect to the Friedman's Creditor Trust, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. In accordance with section 1123(b)(3) of the Bankruptcy Code, all Trust Claims, together with the proceeds thereof, if any, are reserved for, assigned to and shall become property of the Friedman's Creditor Trust on the Effective Date.

                  (q) 8.3 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Plan Investor, or such entities' properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors, the Plan Investor, and the Creditors' Committee or Post-Effective Date Committee within thirty (30) days after service of the later of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                  (r) 9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to Lender Claims and any holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the agent or other party under the Credit Agreement or appropriate Servicer, as applicable, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions. Moreover, the Trustee shall serve as the Disbursing Agent with respect to Class 5 General Unsecured Claims and Class 6 AG Claims.

                  (s) 9.6 Claims Administration Responsibility.

                      (b) Post-Effective Date Committee. The Post-Effective Date Committee shall be solely responsible for administering, disputing, objecting to, compromising, or otherwise resolving all Class 5 General Unsecured Claims against the Debtors. In addition, the Post-Effective Date Committee shall have the ability to prosecute any Avoidance Claims, so long as the Reorganized Debtors agree to such prosecution, either exclusively or jointly with the Reorganized Debtors.


                      (c) Funding of Post-Effective Date Committee. The Debtors' and Reorganized Debtors' only funding obligation with respect to the Post-Effective Date Committee shall be to establish a segregated account, and fund the Claims Administration Reserve into such account, which account and related funding shall not constitute property of the estate, as directed by the Post-Effective Date Committee and pursuant to the Plan. The Post-Effective Date Committee may retain such professionals in the ordinary course of business as it deems necessary to administer, dispute, object to, compromise, or otherwise resolve the Claims against the Debtors. The Reorganized Debtors shall make available to the Post-Effective Date Committee reasonable access during normal business hours, upon reasonable notice, personnel and books and records of the Reorganized Debtors to enable the Post-Effective Date Committee to perform the Post-Effective Date Committee's tasks under this Plan, and the Debtors and the Reorganized Debtors shall permit the Post-Effective Date Committee reasonable access to information related to the Class 5 General Unsecured Claims that is reasonably requested by the Post-Effective Date Committee; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) from the Post-Effective Date Committee with respect to fulfilling their obligations as set forth in this Article. The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations. Any amount of the Claims Administration Reserve remaining at the conclusion of the Post-Effective Date Committee's duties shall be contributed to the Trust Funding Amount.

                  (t) 9.7 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Disbursing Agent, the Trustee of the Friedman's Creditor Trust or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
(d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's then-current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Common Stock or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Common Stock or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or its successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.


                  (u) 9.8 Procedures for Treating and Resolving Disputed and Contingent Claims.

                      (b) Distribution Reserve. The Debtors, Reorganized Debtors and/or the Trustee shall establish one or more Distribution Reserves for the purpose of effectuating distributions to holders of Disputed Claims pending the allowance or disallowance of such claims in accordance with this Plan. The Disbursing Agent shall withhold the applicable Distribution Reserves from the property to be distributed to particular classes under the Plan. The Distribution Reserves shall be equal to 100% of the distributions to which holders of Disputed Claims in Classes 3, 4, 5, and 6 would be entitled under this Plan as of such date if such Disputed Claims in Classes 3, 4, 5, and 6 were Allowed Claims in their (a) Face Amount or (b) estimated amount of such Disputed Claim in Classes 3, 4, 5 and 5 6 as approved in an order by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code. The Reorganized Debtors may request estimation for any Disputed Claim including, without limitation, any Disputed Claim that is contingent or unliquidated. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

                  (v) 10.1 DIP Facility Claim

                      (d) Continuation of Obligations. Subject to Article 10.1(c), all obligations of the Debtors under Articles 2.16, 13.2(f), 13.4,
13.5 and 13.14 of the DIP Credit Agreement shall survive the termination of the DIP Credit Agreement and continue to be governed by the terms thereof, shall not be discharged by any terms herein, including nay terms in Article XII hereof, and the enforcement of which shall not be enjoined by any terms herein, including any terms in Article XII hereof.


                  (w) 11.2 Transfer of Trust Assets to the Friedman's Creditor Trust.

                      (a) On the Effective Date, the Debtors' Estates shall transfer and shall be deemed to have irrevocably transferred to the Friedman's Creditor Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors or the Reorganized Debtors, the Trust Assets and the Trust Funding Amount; provided, however, that nothing herein is intended to transfer all or any portion of any Retained Action to the Friedman's Creditor Trust. In addition, the Debtors shall transfer to the Trustee for the Friedman's Creditors' Trust, the Debtors' evidentiary privileges solely as they relate to Trust Claims.

                  (x) 11.3 The Friedman's Creditor Trust.

                      (g) The Trustee shall be responsible for filing all federal, state and local tax returns for the Friedman's Creditor Trust, if necessary. The Trustee may provide holders of interests in the Friedman's Creditor Trust with copies of annual, audited financial statements.

                      (h) The Trustee shall perform the duties and obligations imposed on the Trustee by the Trust Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust, to any beneficiary thereof, or any other person (or any predecessor or successor thereto) for any reason whatsoever, except for such of its own acts as shall constitute willful misconduct, gross negligence, willful disregard of the Trustee's duties or material breach of theTrust Agreement.

                  (y) 11.4 The Trust Advisory Board.

                      (a) The Trust Advisory Board shall be comprised of four
(4) members which shall be designated by the Creditors' Committee. The Creditors' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing; provided, however, that if the Committee fails to file and give such notice, Friedman's shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Friedman's Creditor Trust. Members of the Trust Advisory Board shall be entitled to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board in accordance with the Trust Agreement. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board shall be payable by the Friedman's Creditor Trust.

                  (z) 12.3 Compromises and Settlements. In accordance with
Article 9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date, other than Trust Claims. After the Effective Date, such right shall pass to the Reorganized Debtors and the Post-Effective Date Committee, to the extent it is responsible for administering claims, as contemplated in Article 12.1 of this Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in this Plan.

                  (aa) 12.8 Exculpation and Limitation of Liability. Subject to
Article 12.10 of this Plan, the Debtors, the Creditors' Committee, the members of the Creditors' Committee, in their capacities as such, the DIP Agent, the DIP Lenders in their capacities as such, the Plan Investor in its capacity as such, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan,(LWD 11/23/05) except for their willful misconduct and gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Other than as provided for in this Article and in Article 12.10, no Claimholder or Interestholder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan. For the avoidance of doubt, the exculpatory provisions of this Article, which apply to post-petition conduct, do not apply with respect to any Securities Actions, nor are they intended, nor shall they be construed, to bar any governmental unit from pursuing any police or regulatory action. Moreover, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investor or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  (ab) ARTICLE XIV

                       RETENTION OF JURISDICTION

                      (r) to hear and determine disputes (i) arising in connection with the interpretation, implementation or enforcement of the Friedman's Creditor Trust or (ii) arising out of or related to the issuance of any subpoena issued before or after the Confirmation Date relating to the subject matter of the Trust Claims.

                  (ac) 15.5 Committee. Effective on the Effective Date, the Creditors' Committee shall dissolve automatically, whereupon their members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Claims; and requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with challenges to any order confirming the Plan or any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date including responding to or otherwise addressing any issues raised in connection with the Friedman's Joint Review Committee, and for the other duties and responsibilities of the Creditors' Committee set forth in this Section and other services that may be requested by the Debtors; and the Reorganized Debtors shall pay the fees and expenses of the Creditors' Committee, including professional fees, in the ordinary course of business without further order of the court. This Section shall apply for all purposes and with respect to all Debtors and their respective Estates under the Plan.

Dated:  Savannah, Georgia
         November 23rd, 2005


                                 /s/ Lamar W. Davis, Jr.
                                 ----------------------------------------
                                 Honorable Lamar W. Davis, Jr.
                                 United States Bankruptcy Judge

                                            Order Confirming Plan
                                            Case # 05-40129
                                            LWD 11/23/05


John Wm. Butler, Jr.
George N. Panagakis
Mark A. McDermott
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
(312) 407-0700

and

Kathleen Horne (Ga. Bar No. 367456)
Dolly Chisholm (Ga. Bar No. 124922)
Matthew Mills (Ga. Bar No. 509718)
INGLESBY, FALLIGANT, HORNE,
      COURINGTON & CHISHOLM,
  A Professional Corporation
17 West McDonough Street, P.O. Box 1368
Savannah, Georgia 31402-1368
(912) 232-7000


Attorneys for Debtors and
  Debtors-in-Possession